Exhibit 32.1 - Certification of Principal Executive and Financial Officer

CERTIFICATION IN ACCORDANCE WITH
18 U.S.C. SECTION 1350
AS ADOPTED BY
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Internet America, Inc. (the “Company”) for the six months ended December 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William E. Ladin, Jr., Chief Executive Officer and Chief Financial Officer of the Company, certify in accordance with 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 14, 2013	/s/ William E. Ladin, Jr.
William E. (Billy) Ladin, Jr.
Chief Executive Officer and Chief Financial Officer
(principal executive officer and principal financial officer)